Exhibit 16.1

September 23, 2014

PCAOB Letter File

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549-7561

Commissioners:

We have read Advanced Cell Technology, Inc. and Subsidiary's statements included under Item 4.01 of its Form 8-K filed on September 23, 2014, and we agree with such statements concerning our firm.

/s/ SingerLewak LLP

SingerLewak LLP

Los Angeles, California

10960 Wilshire Blvd., 7th Floor Los Angeles, CA 90024 T: 310.477.3924 F: 310.478.6070

877.754.4557